Exhibit 99.1

AmerisourceBergen Corporation P.O. Box 959 Valley Forge, PA 19482

Contact:	Michael N. Kilpatric
610-727-7118
mkilpatric@amerisourcebergen.com
AmerisourceBergen Reports Record Revenue and $0.42 in Diluted EPS
From Continuing Operations For The June Quarter
VALLEY FORGE, PA, July 30, 2009 — AmerisourceBergen Corporation (NYSE:ABC) today reported that in its fiscal year 2009 third quarter ended June 30, 2009, diluted earnings per share from continuing operations were $0.42, a 20 percent increase, and revenue increased 2.2 percent to a record $18.4 billion. Earnings per share reflect the Company’s June 2009 two-for-one stock split.

Fiscal Third Quarter Highlights
•	Diluted earnings per share from continuing operations of $0.42, a 20 percent increase.

•	Record revenue of $18.4 billion, up 2.2 percent.

•	Gross profit of $519.2 million, up 4 percent.

•	Operating margin of 1.16 percent, up 6 basis points.

•	Cash flows from operations of $398.0 million.

•	Share repurchases of $93.9 million.
Fiscal First Nine Months Highlights
•	Diluted earnings per share from continuing operations of $1.25, a 16 percent increase.

•	Revenue of $53.0 billion, flat.

•	Gross profit of $1.6 billion, up 3 percent.

•	Operating margin of 1.24 percent, up 6 basis points.

•	Cash flows from operations of $430.5 million.

•	Share repurchases of $273.8 million.
“Our outstanding results in the June quarter were driven by strong generic drug sales, up more than 20 percent due to new customers and continued market penetration; good performance under our fee-for-service contracts with manufacturers; and very disciplined working capital management,” said R. David Yost, AmerisourceBergen’s President and Chief Executive Officer. “Record revenue in the quarter was up 2.2 percent, and would have increased 6 percent when adjusted for the negative impact of the July 1, 2008 loss of the direct-to-warehouse business of a large retail drug chain. Our average receivable days were again down in the quarter; our balance sheet remains strong; and we have good financial flexibility.”

“During the quarter, we also acquired Innomar Strategies Inc., which when combined with our AmerisourceBergen Specialty Group, Canada, gives us the largest and broadest commercialization service offerings to pharmaceutical and biotechnology manufacturers in Canada,” he continued. “Given our strong position in generics and specialty pharmaceuticals and our good momentum coming out of this quarter, we are well positioned for the future.”
Summary of Quarterly Results
•	Revenue: In the third quarter of fiscal 2009, revenue was a record $18.4 billion, up 2.2 percent compared to the same quarter in the previous fiscal year, reflecting a 2 percent increase in AmerisourceBergen Drug Corporation revenue, which was driven primarily by new business, and a 6 percent increase in AmerisourceBergen Specialty Group revenue.

•	Gross Profit: Gross profit in the fiscal 2009 third quarter was $519.2 million, a 4 percent increase over the same period in the previous year driven by strong generic sales and an increased contribution from fee-for-service agreements. In the previous fiscal year’s third quarter, gross profit was negatively impacted by an $8.4 million inventory write down of certain pharmacy dispensing equipment. The LIFO charge in the fiscal 2009 third quarter was $4.1 million compared with a $5.0 million charge in the previous year’s third quarter. Gross profit as a percentage of revenue increased 5 basis points to 2.82 percent in the fiscal 2009 third quarter.

•	Operating Expenses: For the third quarter of fiscal 2009, operating expenses were $306.2 million compared with $300.5 million in the prior fiscal year’s third quarter. The increase in operating expenses was primarily due to an $8.9 million non-cash intangible asset impairment at U.S. Bioservices, a unit of AmerisourceBergen Specialty Group. Operating expenses as a percentage of revenue in the fiscal 2009 third quarter were 1.66 percent compared with 1.67 percent in the same period in the previous fiscal year, reflecting continued cost discipline.

•	Operating Income: In the fiscal 2009 third quarter, operating income increased 8 percent to $213.0 million, due primarily to the increase in gross profit. Operating income in the quarter was negatively impacted by the asset impairment mentioned above. Facility consolidations, employee severance and other charges were $0.2 million in the quarter compared to $7.9 million in the same quarter of the previous fiscal year. Operating income as a percentage of revenue increased 6 basis points to 1.16 percent in the fiscal 2009 third quarter compared with the previous year’s third quarter.

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•	Tax Rate: The effective tax rate for the third quarter of fiscal 2009 was 36.8 percent, down from 37.6 percent in the previous fiscal year’s third quarter. The Company continues to expect an on-going annualized effective tax rate of approximately 38.4 percent, but closer to 38 percent for fiscal year 2009.

•	Income from Continuing Operations: In the fiscal 2009 third quarter, income from continuing operations was $125.1 million, up 11 percent over the same period in the previous fiscal year and exceeding the operating income growth of 8 percent due to a lower effective tax rate and lower interest expense.

•	Shares Outstanding: Diluted average shares outstanding for the third quarter of fiscal year 2009 were 300.6 million, down 7 percent from the previous fiscal year’s third quarter due primarily to share repurchases, net of option exercises. The Company completed a two-for-one stock split and announced a 20 percent dividend increase in June 2009.

•	Earnings Per Share: Diluted earnings per share from continuing operations were up 20 percent to $0.42 in the third quarter of fiscal 2009 compared to $0.35 in the previous fiscal year’s third quarter, reflecting the 11 percent growth in income from continuing operations and the reduction in diluted average shares outstanding.
Summary of First Nine Months
•	In the first nine months of fiscal 2009, diluted earnings per share from continuing operations were $1.25, up 16 percent over the same nine-month period in the prior fiscal year. Revenue in the period was $53.0 billion, unchanged in relation to the same comparative period, and up approximately 4.0 percent when adjusted for the negative impact of the loss of the direct-to-warehouse business of a large retail drug chain. Operating expense dollars in the nine-month period, excluding the intangible asset impairment charges, were lower compared to the same period in the previous fiscal year. Operating income rose 5 percent to $659.1 million in the first nine months of fiscal 2009, which included $5.5 million of special charges compared to $9.4 million in the same year-ago period. In the fiscal 2009 first nine months, gross margin increased 7 basis points to 2.94 percent and operating margin increased 6 basis points to 1.24 percent, both compared to the previous fiscal year’s same period. Diluted average shares outstanding for the nine-month period in fiscal 2009 were 305.2 million, down 7 percent from the year-ago same period.

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Fiscal Year 2009 Expectations At Higher End of Range
“Looking ahead, the Company expects diluted earnings per share from continuing operations for fiscal year 2009 to be at the higher end of our previously stated range of $1.59 to $1.65, an increase of 10 percent to 15 percent over the split-adjusted $1.44 in fiscal year 2008,” said R. David Yost, AmerisourceBergen President and Chief Executive Officer. “The fiscal year range implies a fourth quarter fiscal year 2009 range of $0.34 to $0.40, and again we would expect to be at the higher end of this range.”
Yost said, “Remaining unchanged are the following assumptions supporting the fiscal 2009 diluted earnings per share from continuing operations range: revenue growth of between 1 percent and 3 percent; operating margin expansion in the low to mid single digit basis point range; and free cash flow in the range of $460 million to $535 million, which includes capital expenditures in the $140 million range. Also unchanged is the expected repurchase of approximately $350 million of AmerisourceBergen common shares in fiscal 2009.”
Conference Call
The Company will host a conference call to discuss its results at 11:00 a.m. Eastern Time on July 30, 2009. Participating in the conference call will be: R. David Yost, President and Chief Executive Officer and Michael D. DiCandilo, Executive Vice President and Chief Financial Officer.
To access the live conference call via telephone:
Dial in: (651) 291-0900, no access code required.
To access the live webcast:
Go to the Quarterly Webcasts section on the Investor Relations page at http://www.amerisourcebergen.com.
A replay of the telephone call and webcast will be available from 1:00 p.m. July 30, 2009 until 11:59 p.m. August 6, 2009. The Webcast replay will be available for 30 days.
To access the replay via telephone:
Dial in:  (800) 475-6701 from within the U.S., access code: 106662
 (320) 365-3844 from outside the U.S., access code: 106662
To access the archived webcast:
Go to the Quarterly Webcasts section on the Investor Relations page at http://www.amerisourcebergen.com.

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About AmerisourceBergen
AmerisourceBergen is one of the world’s largest pharmaceutical services companies serving the United States, Canada and selected global markets. Servicing both pharmaceutical manufacturers and healthcare providers in the pharmaceutical supply channel, the Company provides drug distribution and related services designed to reduce costs and improve patient outcomes. AmerisourceBergen’s service solutions range from pharmacy automation and pharmaceutical packaging to reimbursement and pharmaceutical consulting services. With more than $70 billion in annual revenue, AmerisourceBergen is headquartered in Valley Forge, PA, and employs approximately 10,000 people. AmerisourceBergen is ranked #26 on the Fortune 500 list. For more information, go to www.amerisourcebergen.com.
Forward-Looking Statements
This news release contains forward-looking statements about AmerisourceBergen’s future business and financial performance, estimates and prospects. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in any forward-looking statements: changes in pharmaceutical market growth rates; the loss of one or more key customer or supplier relationships; changes in customer mix; customer delinquencies, defaults or insolvencies; supplier defaults or insolvencies; changes in pharmaceutical manufacturers’ pricing and distribution policies or practices; adverse resolution of any contract or other dispute with customers or suppliers; federal and state government enforcement initiatives to detect and prevent suspicious orders of controlled substances and the diversion of controlled substances; changes in U.S. legislation or regulatory action affecting pharmaceutical product pricing or reimbursement policies, including under Medicaid and Medicare; changes in regulatory or clinical medical guidelines and/or labeling for the pharmaceuticals we distribute, including certain anemia products; price inflation in branded pharmaceuticals and price deflation in generics; significant breakdown or interruption of our information technology systems; our inability to implement an enterprise resource planning (ERP) system to handle business and financial processes within AmerisourceBergen Drug Corporation’s operations and our corporate functions without operating problems and/or cost overruns; success of integration, restructuring or systems initiatives; interest rate and foreign currency exchange rate fluctuations; economic, business, competitive and/or regulatory developments in Canada, the United Kingdom and elsewhere outside of the United States, including potential changes in Canadian provincial legislation or regulatory action to lower pharmaceutical product pricing and service fees; the impact of divestitures or the acquisition of businesses that do not perform as we expect or that are difficult for us to integrate or control; our inability to successfully complete any other transaction that we may wish to pursue from time to time; changes in tax legislation or adverse resolution of challenges to our tax positions; increased costs of maintaining, or reductions in our ability to maintain, adequate liquidity and financing sources; continued volatility, and further deterioration of the capital and credit markets; and other economic, business, competitive, legal, tax, regulatory and/or operational factors affecting our business generally. Our most recent annual report on Form 10-K, quarterly reports on Forms 10-Q and current reports 8-K (which we may revise or supplement in future reports filed to the SEC) provide additional information about these risks, uncertainties and other matters. We do not undertake to update our forward-looking statements.
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AMERISOURCEBERGEN CORPORATION
FINANCIAL SUMMARY
(In thousands, except per share data)
(unaudited)

	Three		Three
	Months Ended	% of	Months Ended	% of
	June 30,	Total	June 30,	Total	%
	2009	Revenue	2008	Revenue	Change

Revenue:
Operating revenue	$17,964,847		$17,507,497		2.6%
Bulk deliveries to customer warehouses	429,052		489,169		-12.3%

Total revenue	18,393,899	100.00%	17,996,666	100.00%	2.2%

Cost of goods sold	17,874,676		17,498,621		2.1%

Gross profit	519,223	2.82%	498,045	2.77%	4.3%

Operating expenses:
Distribution, selling and administrative	277,434	1.51%	271,098	1.51%	2.3%
Depreciation and amortization	19,689	0.11%	21,557	0.12%	-8.7%
Facility consolidations, employee severance and other	213	—%	7,865	0.04%	N/M
Intangible asset impairment	8,900	0.05%	—	—%	N/M

Operating income	212,987	1.16%	197,525	1.10%	7.8%

Other loss	186	—%	768	—%	N/M

Interest expense, net	14,652	0.08%	15,966	0.09%	-8.2%

Income from continuing operations before income taxes	198,149	1.08%	180,791	1.00%	9.6%

Income taxes	73,015	0.40%	68,026	0.38%	7.3%

Income from continuing operations	125,134	0.68%	112,765	0.63%	11.0%

Loss from discontinued operations, net of tax	(6,327)		(220,785)

Net income (loss)	$118,807		$(108,020)

Basic earnings (loss) per share:
Continuing operations	$0.42		$0.35		20.0%
Discontinued operations	(0.02)		(0.69)

Total	$0.40		$(0.34)

Diluted earnings (loss) per share:
Continuing operations	$0.42		$0.35		20.0%
Discontinued operations	(0.02)		(0.69)

Total	$0.40		$(0.34)

Weighted average common shares outstanding:
Basic	298,477		319,064
Diluted (1)	300,592		322,234

(1)	Includes the dilutive effect of stock options, restricted stock, and restricted stock units.

AMERISOURCEBERGEN CORPORATION
FINANCIAL SUMMARY
(In thousands, except per share data)
(unaudited)

	Nine		Nine
	Months Ended	% of	Months Ended	% of
	June 30,	Total	June 30,	Total	%
	2009	Revenue	2008	Revenue	Change

Revenue:
Operating revenue	$51,778,715		$50,857,011		1.8%
Bulk deliveries to customer warehouses	1,265,212		2,174,876		-41.8%

Total revenue	53,043,927	100.00%	53,031,887	100.00%	—%

Cost of goods sold	51,482,385		51,512,338		-0.1%

Gross profit	1,561,542	2.94%	1,519,549	2.87%	2.8%

Operating expenses:
Distribution, selling and administrative	828,669	1.56%	821,404	1.55%	0.9%
Depreciation and amortization	58,032	0.11%	63,550	0.12%	-8.7%
Facility consolidations, employee severance and other	5,504	0.01%	9,426	0.02%	N/M
Intangible asset impairments	10,200	0.02%	—	—%	N/M

Operating income	659,137	1.24%	625,169	1.18%	5.4%

Other loss	1,119	—%	513	—%	N/M

Interest expense, net	43,356	0.08%	51,081	0.10%	-15.1%

Income from continuing operations before income taxes	614,662	1.16%	573,575	1.08%	7.2%

Income taxes	232,957	0.44%	219,573	0.41%	6.1%

Income from continuing operations	381,705	0.72%	354,002	0.67%	7.8%

Loss from discontinued operations, net of tax	(8,455)		(218,350)

Net income	$373,250		$135,652

Basic earnings (loss) per share:
Continuing operations	$1.26		$1.09		15.6%
Discontinued operations	(0.03)		(0.67)

Total	$1.23		$0.42

Diluted earnings (loss) per share:
Continuing operations	$1.25		$1.08		15.7%
Discontinued operations	(0.03)		(0.67)

Total	$1.22		$0.41

Weighted average common shares outstanding:
Basic	303,225		324,094
Diluted (1)	305,171		327,954

(1)	Includes the dilutive effect of stock options, restricted stock, and restricted stock units.

AMERISOURCEBERGEN CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	June 30,	September 30,
	2009	2008
ASSETS

Current assets:
Cash and cash equivalents	$912,924	$878,114
Accounts receivable, net	3,746,643	3,480,267
Merchandise inventories	4,424,228	4,211,775
Prepaid expenses and other	54,585	55,914
Assets held for sale	—	43,691

Total current assets	9,138,380	8,669,761

Property and equipment, net	595,045	552,159
Other long-term assets	3,002,326	2,995,866

Total assets	$12,735,751	$12,217,786

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$7,700,516	$7,326,580
Current portion of long-term debt	710	1,719
Other current liabilities	885,748	821,531
Liabilities held for sale	—	17,759

Total current liabilities	8,586,974	8,167,589

Long-term debt, less current portion	1,190,225	1,187,412

Other long-term liabilities	174,234	152,740

Stockholders’ equity	2,784,318	2,710,045

Total liabilities and stockholders’ equity	$12,735,751	$12,217,786

AMERISOURCEBERGEN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine	Nine
	Months Ended	Months Ended
	June 30,	June 30,
	2009	2008
Operating Activities:
Net income	$373,250	$135,652
Loss from discontinued operations	8,455	218,350

Income from continuing operations	381,705	354,002
Adjustments to reconcile income from continuing operations to net cash provided by operating activities	170,269	137,413
Changes in operating assets and liabilities	(114,282)	(276,842)

Net cash provided by operating activities — continuing operations	437,692	214,573
Net cash (used in) provided by operating activities — discontinued operations	(7,233)	8,382

Net cash provided by operating activities	430,459	222,955

Investing Activities:
Capital expenditures	(102,221)	(80,621)
Cost of acquired companies, net of cash acquired	(13,422)	(162,220)
Proceeds from the sale of PMSI	14,936	—
Net short-term investment activity	—	467,419
Proceeds from sales of other assets	32	2,593

Net cash (used in) provided by investing activities — continuing operations	(100,675)	227,171
Net cash used in investing activities — discontinued operations	(1,138)	(1,273)

Net cash (used in) provided by investing activities	(101,813)	225,898

Financing Activities:
Net borrowings	21,548	13,762
Purchases of common stock	(273,824)	(553,675)
Exercises of stock options	7,795	72,220
Cash dividends on common stock	(45,924)	(36,748)
Other	(3,431)	(1,373)

Net cash used in financing activities — continuing operations	(293,836)	(505,814)
Net cash used in financing activities — discontinued operations	—	(157)

Net cash used in financing activities	(293,836)	(505,971)

Increase (decrease) in cash and cash equivalents	34,810	(57,118)

Cash and cash equivalents at beginning of period	878,114	640,204

Cash and cash equivalents at end of period	$912,924	$583,086

AMERISOURCEBERGEN CORPORATION
SUMMARY FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	Three Months Ended June 30,
	2009	2008	% Change

Total revenue	$18,393,899	$17,996,666	2.2%

Total gross profit	$519,223	$498,045	4.3%

Pharmaceutical Distribution operating income	$213,200	$205,390	3.8%
Facility consolidations, employee severance and other	(213)	(7,865)	N/M

Total operating income	$212,987	$197,525	7.8%

Percentages of total revenue:

Pharmaceutical Distribution
Gross profit	2.82%	2.77%
Operating expenses	1.66%	1.63%
Operating income	1.16%	1.14%

AmerisourceBergen Corporation
Gross profit	2.82%	2.77%
Operating expenses	1.66%	1.67%
Operating income	1.16%	1.10%

AMERISOURCEBERGEN CORPORATION
SUMMARY FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	Nine Months Ended June 30,
	2009	2008	% Change

Total revenue	$53,043,927	$53,031,887	—%

Pharmaceutical Distribution gross profit	$1,561,542	$1,517,964	2.9%
Gain on anittrust litigation settlements	—	1,585	N/M

Total gross profit	$1,561,542	$1,519,549	2.8%

Pharmaceutical Distribution operating income	$664,641	$633,010	5.0%
Facility consolidations, employee severance and other	(5,504)	(9,426)	N/M
Gain on antitrust litigation settlements	—	1,585	N/M

Total operating income	$659,137	$625,169	5.4%

Percentages of total revenue:

Pharmaceutical Distribution
Gross profit	2.94%	2.86%
Operating expenses	1.69%	1.67%
Operating income	1.25%	1.19%

AmerisourceBergen Corporation
Gross profit	2.94%	2.87%
Operating expenses	1.70%	1.69%
Operating income	1.24%	1.18%